Exhibit 99.Section 19(a)

EXHIBIT 3: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   December 30, 2022

Distribution Amount Per Common Share:   $0.39

The following table sets forth the estimated amounts of the current distribution, paid December 30, 2022, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current Distribution	of Current Distribution	Distributions for the Fiscal Year to Date[1]	Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.0000	0%	$0.0000	0%
Return of Capital or Other Capital Source	$0.3900	100%	$0.3900	100%
TOTAL (per common share):	$0.3900	100%	$0.3900	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period October 31, 2017 through October 31, 2022	6.13%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2022	7.47%
Cumulative total return at NAV for the fiscal year, through October 31, 2022[2]	7.90%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of October 31, 2022[1]	1.87%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized losses on sale of securities is $135,970,626 of which $137,323,063 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1 The Fund’s current fiscal year began on October 1, 2022.

2 Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through October 31, 2022.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03QFUA      002CSND5F2

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   March 31, 2023

Distribution Amount Per Common Share:   $0.42

The following table sets forth the estimated amounts of the current distribution, paid March 31, 2023, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current Distribution	of Current Distribution	Distributions for the Fiscal Year to Date[1]	Distributions for the Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.0000	0%
Net Realized LT Cap Gains	$0.0000	0%	$0.0000	0%
Return of Capital or Other Capital Source	$0.4200	100%	$0.8100	100%
TOTAL (per common share):	$0.4200	100%	$0.8100	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period January 31, 2018 through January 31, 2023	5.18%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2023	7.96%
Cumulative total return at NAV for the fiscal year, through January 31, 2023[2]	11.25%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of January 31, 2023[1]	3.84%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $104,459,478 of which $84,878,983 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1 The Fund’s current fiscal year began on October 1, 2022.

2 Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2022 through January 31, 2023.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03SOTA      002CSND9FD